UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 10, 2022

Mr. Cooper Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8950 Cypress Waters Blvd.
Coppell, TX 75019
(Address of Principal Executive Offices, and Zip Code)

469-549-2000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2022, the Board of Directors (the "Board") of Mr. Cooper Group Inc. (the "Company") appointed Daniela Jorge as a Director of the Company for a term ending at the 2022 annual meeting of stockholders. Ms. Jorge currently serves as Vice President and Chief Design Officer at PayPal, a leading financial technology company and online payments system.

Ms. Jorge’s background includes 15 years of leading user experience design at top consumer brands including PayPal, AT&T, eBay and Intuit. Additionally, Ms. Jorge serves on the board of directors of BayBrazil, a non-profit technology company, and as a board advisor at Loft Brasil, Tecnologia LTDA, a privately-held Brazilian real estate digital platform company.

For her service on the Board, Ms. Jorge will receive a $125,000 annual fee for each twelve-month period that she serves on the Board. On May 19, 2022, the date of the Company’s annual stockholders meeting, Ms. Jorge will be granted restricted stock units with a fair market value of $110,000 and will receive an additional grant of $27,500 of restricted stock units for her service on the Board from February through April. The restricted stock units vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the Company’s next annual stockholders meeting following the grant date.

A copy of the press release announcing Ms. Jorge’s appointment is attached as Exhibit 99.1

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release of Mr. Cooper Group Inc., dated February 10, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: February 10, 2022

	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Vice Chairman, President & Chief Financial Officer